Exhibit 32.1

FORM OF 906 CERTIFICATION

The certification set forth below is being submitted in connection with Annual Report on Form 10-k of WorldCom, Inc., (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Michael D. Capellas, the Chief Executive Officer and Robert T. Blakely, the Chief Financial Officer of WorldCom, Inc., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WorldCom, Inc.

/s/ Michael D. Capellas

Name: Michael D. Capellas Chief Executive Officer

/s/ Robert T. Blakely

Name: Robert T. Blakely Chief Financial Officer